Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121232) of Knoll, Inc. of our report dated June 23, 2009, with respect to the 2008 financial statements and schedule of the Knoll Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Beard Miller Company, LLP

Beard Miller Company, LLP
Reading, Pennsylvania
June 23, 2009

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